SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              February 11, 1997
               Date of Report (Date of earliest event reported)

                           CHATEAU PROPERTIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

      Maryland                      1-12496                   38-3132038
(State of Organization)     (Commission File Number)         (IRS Employer
                                                        Identification Number)


                            6430 SO. QUEBEC STREET
                             ENGLEWOOD, CO 80111
        (Address of Registrant's Principal Executive Office)(Zip Code)

                                (303) 741-3707
             (Registrant's telephone number, including area code)

                               19500 HALL ROAD
                          CLINTON TOWNSHIP, MI 48038
                (Former Address, if Changed Since Last Report)






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                       Exhibit Index located at Page 3




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Item 1.        Changes in Control of Registrant.

               (a) Although management of the Registrant does not consider the changes in its stockholders, board of directors and officers described in this Report to constitute a change of control, they nevertheless are significant. On February 11, 1997 (the "Effective Date"), R Acquisition Sub, Inc. ("R Sub"), a Maryland corporation and subsidiary of the Registrant, was merged with and into ROC Communities, Inc. ("ROC") pursuant to Articles of Merger filed with the Maryland State Department of Assessments and Taxation between R Sub and ROC (the "Articles of Merger"). Upon the effectiveness of the Merger each issued and outstanding share of ROC Common Stock, $.01 par value ("ROC Common Stock"), and of ROC Non-Voting Stock (as defined in the Articles of Merger), $.01 par value ("ROC Non-Voting Stock"), was converted into the right to receive 1.042 shares of Chateau's Common Stock, $.01 par value (the "Chateau Common Stock").

               As a result of the Merger, the exchange by limited partners ("Exchanging OP Unitholders") of CP Limited Partnership ("CP") of 6,127,576 limited partner interests in CP ("OP Units") for an equal number of shares of Common Stock and the declaration of a stock dividend by the Registrant, the Registrant issued an aggregate of 19,621,986 shares of its Common Stock to former ROC stockholders, Exchanging OP Unitholders and previously existing stockholders of the Registrant. As a result of these transactions, former ROC stockholders and exchanging OP Unitholders hold approximately 50% and 30%, respectively, of the Registrant's issued and outstanding shares of Common Stock.

               The exchanging OP Unitholders include two of the Registrant's directors, John A. Boll ("Boll") and Edward R. Allen ("Allen"), and J. Peter Ministrelli ("Ministrelli"). In connection with their exchange of OP Units, Mr. Boll purchased 442,569 additional shares of Common Stock, Mr. Allen purchased 98,000 additional shares of Common Stock and Mr. Ministrelli purchased 345,504 additional shares of Common Stock, in each case for cash at a price per share of $25.88. As a part of these additional purchases, (i) Mr. Boll borrowed funds from Huntington National Bank and pledged 1,098,367 shares to secure this loan, (ii) Mr. Allen borrowed funds from Northern Trust, and pledged 208,779 shares to secure this loan, and Mr. Ministrelli borrowed funds from Michigan National Bank and pledged 903,527 shares to secure this loan. A failure to repay this indebtedness by one or more of Boll, Allen and Ministrelli could result in a foreclosure and sale of these shares which might affect control of the Registrant.

               In connection with the Merger, (i) Jay G. Rudolph and Kenneth
E. Myers resigned as directors of Chateau and Gary P. McDaniel, James L. Clayton, Steven G. Davis, James M. Hankins and Donald E. Miller were elected as directors of Chateau, (ii) Gary P. McDaniel, James B. Grange and Rees F. Davis, Jr. were elected Chief Executive Officer, Chief Operating Officer and Executive Vice President--Acquisitions of Chateau, respectively, and (iii) Chateau's principal executive offices were relocated to 6430 South Quebec Street, Englewood, CO 80111.

               Also in connection with this Merger, until February, 2000 Messrs. Boll and Allen have agreed with Gary P. McDaniel, the Registrant's chief executive officer, to vote their shares of Common Stock for the nominees for directors nominated by the Registrant's Board of Directors.

               The above-described Merger and other transactions are described in the Registrant's Joint Proxy Statement/Prospectus dated December 24, 1996 (the "Proxy Statement") and Supplement

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thereto dated January 31, 1997, each of which was filed with the Commission and is incorporated herein by reference.

Item 2.        Acquisition of Assets.

               As a result of the Merger, effective February 11, 1997 the Registrant acquired all of the assets of ROC for 13,109,941 shares of its Common Stock. The terms of the Merger, including the exchange ratio for ROC stockholders of 1.042, were negotiated by Chateau management and the fairness of such ratio to Chateau stockholders was confirmed by Merrill Lynch and Goldman Sachs & Co. Chateau intends to continue ROC's ownership and operation of these assets as manufactured home communities.

Item 7.        Financial Statements and Exhibits.

               (a) and (b) Financial statements and pro forma financial information. The financial statements of ROC and the pro forma financial information satisfying the requirements of this Item 7 were included as a part of the Proxy Statement, which was itself part of a Registration Statement on Form S-4 declared effective December 24, 1996.

               (c)   Exhibits.

                      (2)(i) Restated and Amended Agreement and Plan of
                             Merger dated as of September 17, 1996 among Chateau, ROC and R Sub (the "Restated Merger Agreement").*

                        (ii) Amendment dated as of December 20, 1996 to the
                             Restated Merger Agreement.*

                       (iii) Amendment dated as of February 7, 1997 to the
                             Restated Merger Agreement.

-------------------------
* Incorporated by reference to the Exhibits filed as a part of the Registration Statement filed by Chateau on Form S-4 (Registration No. 333-18807).

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, on the 26th day of February, 1997.

                                    CHATEAU PROPERTIES, INC.


                                    By: /s/ Tamara D. Fischer
                                        -------------------------------------
                                        Tamara D. Fischer, Executive Vice
                                        President and Chief Financial Officer




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